Exhibit 99.1

Contacts:

Vicki Shamion

Kohl’s Corporation

262.703.1464

Kohl’s Celebrates Largest One Day Grand Opening in Company History

with 65 New Stores Throughout the U.S.

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New Store Design Focused on Enhanced Customer Shopping Experience

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On-Track with its Five-Year Strategic Growth Plan, Kohl’s will

                        Operate 1,200 Stores by the End of 2010

MENOMONEE FALLS, Wis., October 4, 2006 – Kohl’s Corporation (NYSE:KSS) today announced its largest fall grand opening schedule in the company’s history with 65 new stores opening across the country tomorrow and three more opening next month.  Part of a five-year strategic growth plan that includes store expansion, differentiation in marketing and merchandising initiatives, the 68 new locations continue to build to the company’s goal of operating more than 1,200 stores by the end of 2010.

“Tomorrow’s nationwide grand opening of 65 new stores is the largest one-day opening in our history and it continues to demonstrate the success of our growth strategy,” said Larry Montgomery, Kohl’s chairman and chief executive officer.  “We are well-positioned to continue to execute our five-year strategic growth plan.  We have a strong, growing base of stores across the country, and there are many more markets where we can expand.”

New Stores

Delivering on the Customer Shopping Experience

Of the 68 new Kohl’s stores opening this fall, the majority reflect a new store design aimed squarely at broadening customer appeal and reach through an enhanced shopping experience.

A few of the newly designed store’s interior amenities include new merchandise displays to highlight the latest fashion trends, directional signing,  spacious fitting rooms with lounge areas, updated restrooms, as well as redesigned customer service and checkout stations.  An innovative exterior welcomes customers with glass storefront entrances with impressive showcase windows, outdoor seating and music.

A list of new store design elements follows:

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Glass storefront entrances with showcase windows displaying the latest Kohl’s fashions

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Canopy to shelter customers from the weather

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Zero-grade curbs for easy entrance to and from the store

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New merchandise displays to highlight the newest trends and complete styling in fashion and home

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Directional signing throughout the store

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Higher ceilings creating a more open, spacious environment

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Redesigned customer check out focused on efficiency and customer interaction

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Updated fitting rooms and lounge area for enhanced comfort and convenience

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Updated restrooms

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Exciting graphics package and focal walls

“The new store design, integrates comfort and convenience for today’s customer shopping experience, said Kevin Mansell, Kohl’s president.  “This is another way we continue to differentiate the Kohl’s brand, and is an important step toward our strategy of growing market share.”

Metro areas with the new prototype stores include; Tampa, Fla., Boston, Mass., Dayton, Ohio, Minneapolis, Minn., Las Vegas, Nev., Los Angeles, Calif., and many others throughout the country.  Visit www.kohls.com for a list of all new store openings and to find your nearest Kohl’s store.

Growth

Delivering on our Strategic Growth Plan

In a presentation to analysts today in Florida, Kohl’s outlined its long term growth plan.  As evidenced by record-setting financial performance in 2005 and an even stronger year-to-date performance in 2006, the company has great confidence in its aggressive expansion and growth strategy that has been proven successful over time.  Kohl’s will continue to expand aggressively and plans to open approximately 415 stores nationwide over the next four years, bringing thousands of new jobs to communities across the U.S.  By 2010, the company expects sales of $24 billion, and net income of approximately $1.9 billion, implying an operating margin of approximately 12.5 percent in 2010.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment.  By the end of 2006, Kohl’s will operate 817 stores in 45 states. For a list of store locations and information, or for the added convenience of shopping online, visit Kohl’s Web site at kohls.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

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